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                              LEASE AMENDMENT NO. 2

         This Agreement, made this 7th day of January, 1999, by and between BLN Office Park Associates II Limited Partnership ("Landlord") and Adaytum Software Limited ("Tenant").

         Whereas, the Landlord and the Tenant entered into a written agreement of Lease dated September 16, 1998 (herein collectively called the "Lease"), whereby the Landlord leased to the Tenant approximately 10,300 square feet of office space located on the fourth level of Phase II of the BLN Office Park, to be used and occupied as the Tenant's office for the transaction of its business; and

         Whereas, the Landlord and the Tenant entered into Lease Amendment No. 1 dated October 19, 1998 whereby the lease was extended; and

         Now therefore in consideration of the Leased Premises and of the mutual agreement hereinafter set forth, it is mutually agreed that the Lease be revised as follows:

                  1. In reference to Article 1 of Lease Amendment No. 1, in Section 3, TERM, of the Lease shall be deleted in its entirety and replaced by the following language:

         The lease term shall commence on the 1st day of February 1999 (hereinafter "Commencement Date") and shall continue to and including the 31st day of January, 2005, unless earlier terminated as hereinafter provided.

                  2. In reference to Article 2 of Lease Amendment No. 1, in Section 4, BASE RENT, of the Lease, delete the date "December 31" in the first paragraph, first line and substitute the following date "January 31, 2005."

                  3. In reference to Article 3 of Lease Amendment No. 1, and pertaining to ARTICLE 2 and ARTICLE 4 of EXHIBIT F, of the Lease shall be deleted in their entirety and replaced with the following:

         ARTICLE 2

                  RENEWAL OPTION: The Tenant shall have the right to renew the Lease for an additional term of five (5) years ("Renewal Option") commencing February 1, 2005 and terminating January 31, 2010. Said Renewal Option shall be conditioned upon the following terms and conditions:

                  a. On or before February 1, 2004, Tenant must provide written notice to Landlord of its intention to exercise its renewal option.

                  b. The Base Rent charged during the Renewal Option shall be the then "current market rate" charged for space in the BLN Office Park. The Landlord shall provide the "current market rate" by September 1, 2003.


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                  c.       In order to exercise the Renewal Option, the Tenant
                           must give written notice to Landlord on or before September 1, 2003 of its acceptance of the "current market rate" submitted by Landlord.

                  d. During the extended term, the same terms, covenants, conditions, provisions and agreements shall apply as are provided for in this Lease and subject to Section 5 of the printed portion of the Lease.

                  e. The Renewal Option rights of the Tenant are conditioned upon the Lease being in full force and effect without default thereunder on the date the Tenant exercised its Renewal Option up to and including January 31, 2005.

                  f. Both Landlord and Tenant agree to amend this Lease to incorporate the correct rent charges and any other changes made necessary by this provision.

         ARTICLE 4

                  PARKING: The Landlord shall provide the Tenant with two (2) stalls in the underground garage. The cost for the period February 1, 1999 through January 31, 2005, shall be at $75.00 per stall per month plus tax. Provided the Tenant extends the term of Lease pursuant to Article 2 above, the cost shall be at the then current "market rate."

         In witness whereof, this instrument has been duly executed by the parties hereto as of the day, month and year written above.

LANDLORD:                                    TENANT:

BLN Office Park Associates II                Adaytum KPS Software Limited


By:   /s/ John R. Kofski                     By:    /s/ Michael H. Mehr
      -----------------------------                 ----------------------------
Its: Managing Agent                          Its: VP - Finance & Admin


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